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                                                                    EXHIBIT 99.4

BENEDEK BROADCASTING CORPORATION
100 Park Avenue
Rockford, Illinois 61101
CONTACT: Ron Lindwall, Chief Financial Officer
         (815) 987-5350

        BENEDEK BROADCASTING ANNOUNCES COMPLETION OF TENDER OFFER FOR ITS
                      11 7/8% SENIOR SECURED NOTES DUE 2005

         May 20, 1999 -- Rockford, Illinois: Benedek Broadcasting Corporation announced today that it has completed its previously announced tender offer and consent solicitation for its outstanding $135,000,000 of 11 7/8% Senior Secured Notes due 2005. Pursuant to the offer, the Company purchased all of the outstanding Notes. The offer was financed through a new senior credit facility in the aggregate amount of $310,000,000 which also refinanced the Company's existing credit agreement. The new credit facility was arranged by TD Securities
(USA) Inc. through its affiliate, Toronto Dominion (Texas), Inc.

                                      99-4